i.d.i.gear®

Innovative Designs, Inc.

Loan amount: 20,000.00

Date August10, 2010

Innovative Designs Inc. is borrowing 20,000.00 from Dr. John V Bailliet For a 90 day period . The loan will be repaid at a 10% interest for the 90 days. The total repayment shall be 22,000.00 no later than November15 2010.

Joseph Riccelli

Dr.John V Bailliet

223 North Main St., Suite 1
Pittsburgh, PA 15215
voice: 412-799-0350
fax: 412-782-5303